UNITED STATES

                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2003

                   INSPIRATION PRODUCTS GROUP, INC.
           -----------------------------------------------
           (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

                      Midwest Venture Group, Inc.
                      ---------------------------
                             (Former Name)


    NEVADA                    000-26569                88-9399260
---------------------------------------------------------------------
  (STATE OF               (COMMISSION FILE           (IRS EMPLOYER
INCORPORATION)                 NUMBER)            IDENTIFICATION NO.)


                 1888 Century Park East, Suite 2010
                          Los Angeles, Ca.
         -----------------------------------------------------
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES and ZIP CODE)


                           (310) 286-6555
           ----------------------------------------------------
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS.

        On May 13, 2003, Inspiration Products Group, Inc. ("IPG") announced that it had entered into an Agreement and Plan of Reorganization, (the "Reorganization Agreement") which sets forth the terms and conditions of a proposed business combination of between Inspirations Product Group, Inc., a Nevada Corporation ("IPG") and MB-Tech, Inc. a corporation organized under the laws of South Korea. Pursuant to the Reorganization Agreement, MB-Tech's shareholders will exchange 100% of the outstanding shares of MB Tech for 22,000,000 newly issued, shares of IPG. MB-Tech, as a result, will become a wholly owned subsidiary of IPG.

      	MB Tech is a global provider of Satellite Receiver
Converters (LNB) that is an integral part of every DBS (Direct
Broadcast Satellite) TV receiver dish.

        Based in Seoul, South Korea, the company has been manufacturing high-quality LNBs for Canadian and Thai Direct Broadcast Satellite companies since April 2001.

        MB Tech has spent the last two years improving upon its technology, implementing an effective manufacturing process and building a solid revenue base.

        The LBN Satellite Receiver Converter is the key component that allows a land-based receiver such as a TV set, an Internet receiver, or a GPS tracker to take a satellite transmission and convert it into a useable signal.

        The company has sought and received patents on several of its products. It has also aggressively tested its products in a multitude of markets including Australia, Russia, and South Africa and has received the important Certificate of Membership from the Satellite Broadcasting & Communications Association.

        At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), all shares of MB-Tech stock, par value $.001 par value (the "MB-Tech Common Stock") shall collectively be converted into shares of common stock, $.001 par value per share, of IPG (the "IPG Common Stock"). At the Effective Time of the Reorganization, IPG will issue a total of 22 million shares of Initial IPG Reorganization Stock to the stockholders of MB-Tech, at which time an aggregate of 26,157,371 million shares of IPG Common Stock will be issued and outstanding.

        Consummation of the Reorganization is subject to various conditions, including the approval by the IPG stockholders, approval of the MB-Tech stockholders, the receipt of required regulatory approvals, if any, and the completion of due diligence. A copy of the Reorganization Agreement is attached hereto as Exhibit 2.1.

        There can be no assurance that the Reorganization (or any of the transactions contemplated thereby) will be consummated or, if consummated, as to the timing thereof.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

(a):  Not Applicable

(b):  Not Applicable

(c):  Exhibits:

      2.1 Agreement and Plan of Reorganization dated May 6, 2003, among IPG, MB-Tech, Inc. and certain stockholders of MB-Tech.

      99.1 Press Release dated May 13, 2003, announcing the execution of the Agreement and Plan of Reorganization between IPG and MB-Tech, Inc..

                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Inspiration Products Group, Inc.



                                    By: /s/Arturo E. Campbell
                                       --------------------------------
                                       Arturo E. Campbell, Director

Dated:  May 15, 2003



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